As filed with the Securities and Exchange Commission on December 19, 1997

                                                 REGISTRATION NO. ______________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            GENERAL ELECTRIC COMPANY
             (Exact name of registrant as specified in its charter)

         New York                                   14-0689340
(State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)

                              3135 Easton Turnpike
                          Fairfield, Connecticut 06431
          (Address of Principal Executive Offices, including Zip Code)

                 GE STOCK-BASED COMPENSATION AND INCENTIVE PLAN
                           FOR INDEPENDENT CONTRACTORS
                      ELANO CORPORATION 401(K) SAVINGS PLAN
                      ELANO CORPORATION PROFIT SHARING PLAN
                  ELANO CORPORATION MONEY PURCHASE PENSION PLAN
                1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
               MIDDLE RIVER AIRCRAFT SYSTEMS SALARIED 401(K) PLAN
                MIDDLE RIVER AIRCRAFT SYSTEMS HOURLY 401(K) PLAN
                           (Full titles of the Plans)

                                Robert E. Healing
                                Corporate Counsel
                              3135 Easton Turnpike
                          Fairfield, Connecticut 06431
                     (Name and address of agent for service)

                                 (203) 373-2243
          (Telephone number, including area code, of agent for service)

          Approximate date of commencement of proposed sale to public:
  From time to time following the effectiveness of this registration statement

                         CALCULATION OF REGISTRATION FEE

--------------- --------------------------- ------------------ ------------------- ---------------------- ----------------
TITLE OF                                                       PROPOSED MAXIMUM    PROPOSED MAXIMUM
SECURITIES                                  AMOUNT TO BE       OFFERING PRICE      AGGREGATE OFFERING     AMOUNT OF
TO BE           TITLE OF PLAN               REGISTERED (1)     PER SHARE (2)       PRICE (2)              REGISTRATION
REGISTERED                                                                                                FEE
--------------- --------------------------- ------------------ ------------------- ---------------------- ----------------
--------------- --------------------------- ------------------ ------------------- ---------------------- ----------------
Common          GE Stock-Based              2,000,000 shares   $75.8125            $151,625,000.00        $44,729.375
Stock, $0.16    Compensation and
par value       Incentive Plan  for
                Independent Contractors
--------------- --------------------------- ------------------ ------------------- ---------------------- ----------------
--------------- --------------------------- ------------------ ------------------- ---------------------- ----------------
Common          Elano Corporation 401(k)    200,000 shares     $75.8125            $15,162,500.00         $4,472.9375
Stock, $0.16    Savings Plan
par value(3)
--------------- --------------------------- ------------------ ------------------- ---------------------- ----------------
--------------- --------------------------- ------------------ ------------------- ---------------------- ----------------
Common          Elano Corporation Profit    300,000 shares     $75.8125            $22,743,750.00         $6,709.4063
Stock, $0.16    Sharing Plan
par value (3)
--------------- --------------------------- ------------------ ------------------- ---------------------- ----------------
--------------- --------------------------- ------------------ ------------------- ---------------------- ----------------
Common          Elano Corporation Money     500,000 shares     $75.8125            $37,906,250.00         $11,182.3438
Stock, $0.16    Purchase Pension Trust
par value (3)
--------------- --------------------------- ------------------ ------------------- ---------------------- ----------------
--------------- --------------------------- ------------------ ------------------- ---------------------- ----------------
Common          1996 Stock Option Plan       700,000 shares    $75.8125            $53,068,750.00         15,655.28125
Stock, $0.16    for Non-Employee Directors
par value
--------------- --------------------------- ------------------ ------------------- ---------------------- ----------------
--------------- --------------------------- ------------------ ------------------- ---------------------- ----------------
Common          Middle River Aircraft       1,000,000 shares   $75.8125            $75,812,500.00         $22,364.6875
Stock, $0.16    Systems Salaried 401(k)
par value (3)   Plan
--------------- --------------------------- ------------------ ------------------- ---------------------- ----------------
--------------- --------------------------- ------------------ ------------------- ---------------------- ----------------
Common          Middle River Aircraft       1,000,000 shares   $75.8125            $75,812,500.00         $22,364.6875
Stock, $0.16    Systems Hourly 401(k)
par value (3)   Plan
--------------- --------------------------- ------------------ ------------------- ---------------------- ----------------
--------------- --------------------------- ------------------ ------------------- ---------------------- ----------------
                                    TOTAL   5,700,000 shares   $75.8125            $432,131,250.00        $127,478.72
--------------- --------------------------- ------------------ ------------------- ---------------------- ----------------

(1) Plus such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.

(2) Calculated pursuant to Rule 457(c), based on the average of the high and low prices for the Common Stock on the New York Stock Exchange Composite Tape for December 16, 1997.

(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to certain of the employee benefit plans described herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

General Electric Company (the "Company") by this reference hereby incorporates into this Registration Statement the following documents filed by the Company:

1.   The Company's  Annual  Report on Form 10-K for the year ended  December 31,
     1996.

2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1997.

3. The Company's Current Reports on Form 8-K dated April 28, 1997 and October 31, 1997. 4. The description of the Company's Common Stock contained in the Registration Statement on Form S-4 (File No. 333-30845), including any amendment filed for the purpose of updating such description.

In addition, all documents filed by the Company pursuant to pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 6 of the Company's Certificate of Incorporation, as amended, provides as follows:

         A person who is or was a director of the corporation shall have no personal liability to the corporation or its shareholders for damages for any breach of duty in such capacity except that the foregoing shall not eliminate or limit liability where such liability is imposed under the Business Corporation Law of the State of New York.

Article XI of the Company's By-laws, as amended, provides as follows:

A. The Company shall, to the fullest extent permitted by applicable law as the same exists or may hereafter be in effect, indemnify any person who is or was or has agreed to become a director or officer of the Company and who is or was made or threatened to be made a party to or involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company to procure a judgment in its favor and an action by or in the right of any other corporation, of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which such person is serving, has served or has agreed to serve in any capacity at the request of the Company, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Company, or is or was serving or has agreed to serve such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid or to be paid in settlement, taxes or penalties, and costs, charges and expenses, including attorney's fees, incurred in connection with such action or proceeding or any appeal therein; provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. The benefits of this Paragraph a shall extend to the heirs and legal representatives of any person entitled to indemnification under this paragraph.

B. The Company may, to the extent authorized from time to time by the board of Directors, or by a committee comprised of members of the Board or members of management as the Board may designate for such purpose, provide indemnification to employees or agents of the Company who are not officers or directors of the Company with such scope and effect as determined by the Board, or such committee.

C. The Company may indemnify any person to whom the Company is permitted by applicable law to provide indemnification or the advancement of expenses, whether pursuant to rights granted pursuant to, or provided by, the New York Business Corporation Law or other rights created by (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, it being expressly intended that these By-laws authorize the creation of other rights in any such manner. The right to be indemnified and to the reimbursement or advancement of expenses incurred in defending a proceeding in advance of its final disposition authorized by this Paragraph C shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-laws, agreement, vote of shareholders or disinterested directors or otherwise.

D. The right to indemnification conferred by Paragraph A shall, and any indemnification extended under Paragraph B or Paragraph C may, be retroactive to events occurring prior to the adoption of this Article XI, to the fullest extent permitted by applicable law.

E. This Article XI may be amended, modified or repealed either by action of the Board of Directors of the Company or by the vote of the shareholders.

ITEM 8.  EXHIBITS.

See Exhibit Index.

The registrant will submit or has submitted the Elano Corporation 401(k) Savings Plan, the Elano Corporation Profit Sharing Plan, the Elano Corporation Money Purchase Pension Trust, the Middle River Aircraft Systems Salaried 401(k) Plan and the Middle River Aircraft Systems Hourly 401(k) Plan and any amendments thereto to the Internal Revenue Service in a timely manner and has made or will make all changes required by the IRS in order to qualify the plans.

ITEM 9.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;


          (ii) To reflect in the prospectus any facts or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act as is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     EXPERTS

The financial statements of General Electric Company and consolidated affiliates as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, appearing in General Electric Company's Annual Report on Form 10-K for the year ended December 31, 1996, incorporated by reference herein, have been incorporated herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                   SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement for the GE Stock-Based Compensation and Incentive Plan for Independent Contractors, the Elano Corporation 401(k) Savings Plan, the Elano Corporation Profit Sharing Plan, the Elano Corporation Money Purchase Pension Plan, the Middle River Aircraft Systems Salaried 401(k) Plan, the Middle River Aircraft Systems Hourly 401(k) Plan and the 1996 Stock Option Plan for Non-Employee Directors on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Fairfield, State of Connecticut, on December 19, 1997.

                                     GENERAL ELECTRIC COMPANY


                                     By:  *DENNIS D. DAMMERMAN
                                           Senior Vice President-Finance

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


SIGNATURE                         TITLE                                   DATE
*Dennis D. Dammerman              Senior Vice President-Finance
                                  Principal Financial Officer


/S/ PHILIP D. AMEEN               Vice President and Comptroller
Philip D. Ameen                   Principal Accounting Officer            December 19, 1997



*John F. Welch, Jr.               Chairman of the Board of Directors
Principal Executive Officer



*James I. Cash, Jr.               Director
*Silas S. Cathcart                Director
*Paolo Fresco                     Director
*Claudio X. Gonzalez              Director
*Gertrude G. Michelson            Director
*Eugene F. Murphy                 Director
*Sam Nunn                         Director
*John D. Opie                     Director
*Frank H. T. Rhodes               Director
*Douglas A. Warner III            Director


A Majority of the Board of Directors

*By: Philip D. Ameen, Attorney-in-Fact


                            SIGNATURES - ELANO PLANS

THE PLANS. Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the plans) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dayton, State of Ohio, on December 18, 1997.

                      Elano Corporation 401(k) Savings Plan
                      Elano Corporation Profit Sharing Plan
                  Elano Corporation Money Purchase Pension Plan


By:  William H. Ellinger, Plan Administrator

                         SIGNATURES - LMT SUB INC. PLANS

               Middle River Aircraft Systems Salaried 401(k) Plan
                Middle River Aircraft Systems Hourly 401(k) Plan


THE PLANS. Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the plans) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cincinnati, State of Ohio, on December 19, 1997.



By:  Joseph R. Mays, Jr.
     on behalf of the Committee

                                  EXHIBIT INDEX



Exhibit 5       Opinion of Robert E. Healing*

Exhibit 23(a):  Consent of KPMG Peat Marwick LLP*

Exhibit 23(b):  Consent of Robert E. Healing (included in Exhibit 5)*

Exhibit 24(a):  Power of Attorney of certain Officers and Directors of GE*


*Filed electronically herewith